Exhibit 4.6

COMMON SECURITY CERTIFICATE

THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS COMMON SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS COMMON SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS COMMON SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” OF THE COMPANY WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS COMMON SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS COMMON SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE TRUST AND THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS COMMON SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

Certificate Number	Number of Common Securities
1	464

Certificate Evidencing Common Securities

of

Yardville Capital Trust II

9.50% Common Securities

(liquidation amount $1,000 per Common Security)

Yardville Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that Yardville National Bancorp (the “Holder”) is the registered owner of 464 common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 9.50% Common Securities (liquidation amount $1,000 per Common Security) (the “Common Securities”). The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of June 23, 2000, as the same may be amended from time to time (the “Declaration”), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Sponsor at its principal place of business.

Upon receipt of this certificate, the Sponsor is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Common Securities Guarantee to the extent provided therein.

By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

IN WITNESS WHEREOF, the Trust has executed this certificate this 23rd day of June, 2000.

YARDVILLE CAPITAL TRUST II

By:	/s/ Stephen F. Carman
Stephen F. Carman Administrative Trustee

[FORM OF REVERSE OF SECURITY]

Distributions payable on each Common Security will be fixed at a rate per annum of 9.50% (the “Coupon Rate”) of the liquidation amount of $1,000 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Sponsor will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Debentures. The term “Distributions”, as used herein, includes such cash distributions and any such interest and such Liquidated Damages payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor.

Distributions on the Common Securities will be cumulative, will accrue from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from June 23, 2000 and will be payable semi-annually in arrears, on December 1 and June I of each year, commencing on December 1, 2000, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default has occurred and is continuing under the Indenture, the Sponsor has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an “Extension Period”), provided that no Extension Period shall extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any such Extension Period, the Sponsor may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, or extend beyond the Maturity Date of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Sponsor may commence a new Extension Period, subject to the above requirements.

Subject to the Sponsor obtaining any regulatory prior approval then required and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time liquidate the Trust and cause the Debentures to be distributed to the holders to the Securities in liquidation of the Trust or, simultaneous with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

The Common Securities shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflicts by laws principles that would call for the application of the substantive law of any jurisdiction other than the State of Delaware).

The Common Securities shall be redeemable as provided in the Declaration.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(Insert assignees social security or tax identification number)

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints _______________________________________________________________________________________

____________________________________________________________________________________________________________

_________________agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: ___________________________

Signature: ________________________

(Sign exactly as your name appears on the other side of this Common Security Certificate)

Signature Guarantee: ______________________________

________________________________________________

Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

[Include the following if the Common Security bears a Restricted Common Securities Legend –

In connection with any transfer of any of the Common Securities evidenced by this certificate, the undersigned confirms that such Common Securities are being:

CHECK ONE BOX BELOW

(1) ☐	exchanged for the undersigned’s own account without transfer; or

(2) ☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) ☐	transferred to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Preferred Security for its own account, or for the account of such an institutional “accredited investor,” for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

(4) ☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

(5) ☐	transferred pursuant to an effective Registration Statement.

Unless one of the boxes is checked, the Exchange Agent will refuse to register any of the Common Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however that if box (3) or (4) is checked, the Exchange Agent may require, prior to registering any such transfer of the Preferred Securities such legal opinions, certifications and other information as the Trust has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further that (i) if box (2) is checked, the transferee must also certify that it is a qualified institutional buyer as defined in Rule 144A, or (ii) if box (3) is checked in the transferee must also provide to the Exchange Agent a Letter of Representation in the form attached to the Private Placement Memorandum of the Trust dated June 23, 2000 and after the date that a Registration Statement has been filed and so long as such Registration Statement continues to be effective, the Exchange Agent may only permit transfers for which box (5) has been checked.

Signature